UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

JEFFERSON BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee 37814

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

 A special meeting of the shareholders of Jefferson Bancshares, Inc. (the “Company”), the holding company for Jefferson Federal Bank, was held on May 27, 2014. The matters considered and voted on by the shareholders at the special meeting, and the vote of the shareholders, were as follows:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of January 22, 2014, by and between the Company and HomeTrust Bancshares, Inc. was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,693,526	413,685	3,825	36,034

2.	The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to certain executive officers of the Company in connection with the merger of the Company and HomeTrust Bancshares, Inc. was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,391,601	680,059	39,376	36,034

Item 8.01	Other Events

 On May 27, 2014, the Company and HomeTrust Bancshares issued a joint press release announcing that the Company’s shareholders had approved the merger of the Company with and into HomeTrust Bancshares and that HomeTrust Bancshares had received all regulatory approvals required for the Company and HomeTrust Bancshares to complete the merger. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number		Description

99.1		Joint Press Release Dated May 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Dated: May 27, 2014	By:	/s/ Anderson L. Smith
Anderson L. Smith
President and Chief Executive Officer